Exhibit 99.1

Reliant Bancorp, Inc. Reports Record Third Quarter Results

Third Quarter Net Income Up 121.1% to $4.1 Million - EPS Rises 63.6% to $0.36 Per Fully Diluted Share

Loans Increase 59.4% to $1.2 Billion - Deposits Up 66.0% to $1.4 Billion

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 24, 2018--Reliant Bancorp, Inc. (“Reliant Bancorp” or the “Company”) (Nasdaq: RBNC), the parent company for Reliant Bank (“Reliant”), announced record third quarter results, including growth in earnings, loans, deposits and assets for the quarter and nine months ended September 30, 2018.

Third quarter net income attributable to common shareholders rose 121.1% to $4.1 million, and net income per fully diluted share increased 63.6% to $0.36, compared to $1.8 million, or $0.22 per fully diluted share, for the third quarter of 2017. Third quarter year-to-date net income attributable to common shareholders rose 63.6% to $10.0 million and net income per fully diluted share increased 14.5% to $0.87 per fully diluted share, compared to $6.1 million, or $0.76 per fully diluted share for the same period in 2017. The 2018 results included approximately 2.4 million additional shares outstanding related to the merger with Community First, Inc. that closed on January 1, 2018, and merger-related expenses of approximately $0.1 million for the third quarter and $2.7 million year-to-date.

“Reliant’s loan growth accelerated late in the second quarter of 2018 and continued into the third quarter,” stated DeVan D. Ard, Jr., Chairman, President and Chief Executive Officer. “Our loan production rose 35% to $166.9 million in the third quarter compared with our second quarter 2018 loan production of $123.8 million. Loan growth is attributed to increased demand across our markets and the continued strength of the economy in Middle Tennessee and in Chattanooga. And, while competition for deposits intensified, we grew deposit balances in relationship accounts - specifically - checking, savings and money market account types - by 3.3% during the quarter, or 13.4% annualized. Our new full service branches; one in Murfreesboro that opened in September, and the other in Chattanooga that opens in the fourth quarter, will also give us access to two more growth markets with combined deposits of over $12 billion.

“Third quarter earnings benefited from higher loan volume, increased non-interest income, improved asset quality and the smooth integration of the Community First merger. We completed the conversion of Community First’s systems last quarter and have realized improved operating efficiencies and higher loan and deposit volume from their legacy offices. Based on our current momentum, we anticipate reporting record net income, loans and deposits at year-end 2018,” concluded Ard.

Key Highlights

  Net income increased 90.8% to $4.1 million in the third quarter of 2018 compared with net income of $2.1 million in the second quarter of 2018. Net income per fully diluted share rose 89.5% to $0.36 in the third quarter of 2018 compared with $0.19 in the second quarter of 2018. Third quarter 2018 results included approximately $0.1 million in merger-related expenses compared to $2.5 million in merger-related expenses in the second quarter of 2018. Excluding merger related charges, net income attributable to common shareholders (non-GAAP) rose 98.5% to $4.1 million compared to $2.1 million for the third quarter of 2017 and was up 4.8% from $3.9 million from the second quarter of 2018. Excluding merger related charges, earnings per fully diluted share rose 44.0% to $0.36 per fully diluted share in the third quarter of 2018 compared to the third quarter of 2017. For the first nine months, net income excluding merger related charges attributable to common shareholders rose 86.3% to $11.7 million, and was up 27.5% to $1.02 per fully diluted shares, compared to $6.3 million, or $0.80 per fully diluted share, for the same period in 2017.
  Loans rose 59.4% to $1.2 billion in the third quarter of 2018 compared with the third quarter of 2017 and were up 4.5% (18.1% annualized) compared to the second quarter of 2018. Third quarter new loan production rose 34.8% to $166.9 million compared with $123.8 million in the second quarter of 2018. New loan production, which carried an average weighted yield of 5.27% up from 4.69% in the second quarter, was led by CLD (39%), CRE (24%), consumer construction including 1-4 family (19%) and C&I (15%).
  Total deposits grew 66.0% to $1.4 billion compared with the third quarter of 2017, and were up by 4.6% (18.4% annualized) from the second quarter of 2018. We experienced an increase in core deposits in Murfreesboro with the opening of the new banking center and anticipate continued growth. We anticipate the opening of a new banking center in Chattanooga in the fourth quarter to contribute to growth in core deposits from this market. Deposits generated through our Chattanooga office increased 17% since the second quarter of 2018.
  Noninterest bearing deposits rose 67.5% to $221.3 million at September 30, 2018, compared with the third quarter of 2017, and declined slightly by 1.8% from the second quarter of 2018.
  Net interest margin increased to 3.77% for the third quarter of 2018 compared with 3.74% for the second quarter of 2018 and was down from 4.08% in the third of 2017. The increase in net interest margin from the second quarter of 2018 was due to the yield on our earning assets increasing at a slightly faster pace than our cost of funds. This was mainly driven by the increase in yield on newer loans. The decrease in net interest margin compared to the third quarter of 2017 was due primarily to our cost of funds increasing at a faster pace than our yields on earning assets since last year.
  Noninterest income rose 33.1% to $2.8 million in the third quarter of 2018 compared with $2.1 million in the third quarter of 2017, and rose 23.2% from $2.3 million in the second quarter of 2018. The increase compared to third quarter of 2017 was driven mainly by higher service charges resulting from revised deposit product pricing at conversion, while the increase compared to the second quarter of 2018 was driven mainly by the increase in mortgage revenue. Bank segment noninterest income rose 167.2% compared with the third quarter of 2017 due to growth in service charges and gain on sale of other real estate, and increased 6.2% compared to the second quarter of 2018, due primarily to gain on sale of other real estate.
  Noninterest expense rose 43.1% to $12.2 million compared with $8.5 million in the third quarter of 2017 and declined 13.4% from $14.0 million in the second quarter of 2018. Noninterest expenses included pre-tax merger related expenses of approximately $0.1 million in the third quarter of 2018 compared to $0.6 million in the third quarter of 2017 and $2.5 million in the second quarter of 2018. Excluding merger related expenses, noninterest expenses rose 52.2% and 4.5% compared with the third quarter of 2017 and the second quarter of 2018, respectively. Bank segment noninterest expenses excluding merger related expenses rose 2.4% in the third quarter compared with the second quarter of 2018 due, in part, to higher expenses related to the Murfreesboro branch and the pre-opening expenses associated with the Chattanooga branch.
  Asset quality remained strong at September 30, 2018. Nonperforming assets to total assets improved to 0.31% in the third quarter of 2018, compared with 0.49% and 0.39% for the third quarter of 2017 and second quarter of 2018, respectively. Net recoveries were 0.07% in the third quarter of 2018 compared with net charge-offs of 0.17% in the third quarter of 2017. Other real estate owned declined 51.5% to $1.0 million in the third quarter of 2018 compared with $2.1 million in the second quarter of 2018. The remaining property in other real estate is under contract and the sale is expected to generate a slight gain on closing. We continue to focus on loan quality as a key component of our earnings mix.
  Our provision for loan losses for the third quarter of 2018 was $322,000 compared to $540,000 and $300,000, for the third quarter of 2017 and second quarter of 2018, respectively. The increase compared to the second quarter of 2018 was driven by growth in loans, while the decrease compared to the third quarter of 2017 was driven by improved loan quality metrics for that period.

Capital Position

Reliant’s capital position remained strong at September 30, 2018. The tier 1 leverage ratio was 10.22% compared with 9.98% at June 30, 2018, and 12.20% at September 30, 2017. Total stockholders’ equity rose to $203.8 million and tangible book value per common share was $13.15 at September 30, 2018, compared to $13.06 at June 30, 2018, and $13.88 at September 30, 2017, reflecting the impact of our private placement in the third quarter of 2017 and our merger with Community First in the first quarter of 2018 as well as earnings accretion. Reliant’s capital ratios are expected to be maintained significantly above the ratios of a “well-capitalized” institution.

Non-GAAP Financial Measures

This document contains non-GAAP financial measures. The non-GAAP measures in this release include “adjusted net interest margin,” “adjusted net income attributable to common shareholders and related impact on ROA, ROE, and earnings per diluted share,” and “efficiency ratio.” We believe these non-GAAP measures provide useful information to investors because these are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions. In addition, we believe certain purchase accounting adjustments, income relating to the recoveries of purchased credit impaired loans, and merger expenses do not necessarily reflect the operational performance of the business in these periods; accordingly, it is useful to consider these line items with and without such adjustments. We believe this presentation also increases comparability of period-to-period results.

Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP measures, but instead to consider them with the most directly comparable GAAP measure. Non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for our results as reported under generally accepted accounting principles.

About Reliant Bancorp and Reliant Bank

Reliant Bancorp, Inc. is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Rutherford, Sumner, Williamson, Maury and Hickman counties, Tennessee along with a loan and deposit production office in Hamilton County, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of September 30, 2018, Reliant Bancorp had approximately $1.7 billion in total assets, approximately $1.2 billion in loans and approximately $1.4 billion in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking, including statements about Reliant Bancorp’s future financial and operating results and Reliant Bancorp’s plans, objectives and intentions.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Reliant Bancorp to differ materially from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: (1) the effect of interest rate increases on the cost of deposits; (2) unanticipated weakness in loan demand or loan pricing; (3) greater than anticipated adverse conditions in the national or local economies in which we operate, including Middle Tennessee; (4) lack of strategic growth opportunities or our failure to execute on those opportunities; (5) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (6) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits; (7) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Reliant Bancorp’s results, including as a result of compression to net interest margin; (8) our ability to effectively manage problem credits; (9) our ability to successfully implement efficiency initiatives on time and in amounts projected; (10) our ability to successfully develop and market new products and technology; (11) the vulnerability of Reliant Bank’s network and online banking portals, and the systems of parties with whom we contract, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss, and other security breaches; and (12) changes in laws or regulations. Additional factors which could affect the forward-looking statements can be found in Reliant Bancorp’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. Reliant Bancorp believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Reliant Bancorp disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

RELIANT BANCORP, INC. CONSOLIDATED BALANCE SHEETS September 30, 2018, June 30, 2018 AND September 30, 2017 (Dollar Amounts in Thousands) (Unaudited)

ASSETS	September 30, 2018	June 30, 2018	September 30, 2017
Cash and due from banks	$34,026	$32,321	$18,277
Federal funds sold	417	381	669
Total cash and cash equivalents	34,443	32,702	18,946
Securities available for sale	293,028	308,069	192,277
Loans, net of unearned income	1,194,129	1,142,459	749,361
Allowance for loan losses	(10,698)	(10,169)	(9,623)
Loans, net	1,183,431	1,132,290	739,738
Mortgage loans held for sale, net	12,712	31,163	19,475
Accrued interest receivable	8,032	7,474	4,999
Premises and equipment, net	22,156	19,955	9,558
Restricted equity securities, at cost	11,681	11,677	7,163
Other real estate, net	1,000	2,060	—
Cash surrender value of life insurance contracts	45,220	44,927	29,422
Deferred tax assets, net	9,214	7,913	2,776
Goodwill	43,642	43,627	11,404
Core deposit intangibles	8,456	8,693	1,336
Other assets	11,186	9,108	4,086
TOTAL ASSETS	$1,684,201	$1,659,658	$1,041,180

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Deposits
Demand	$221,252	$225,360	$132,058
Interest-bearing demand	162,159	140,201	79,439
Savings and money market deposit accounts	358,934	352,724	197,521
Time	653,201	615,990	431,430
Total deposits	1,395,546	1,334,275	840,448
Accrued interest payable	1,150	801	220
Subordinated debentures	11,583	11,562	—
Federal Home Loan Bank advances	62,686	102,874	56,720
Dividends payable	922	919	541
Other liabilities	8,563	6,887	5,307
TOTAL LIABILITIES	1,480,450	1,457,318	903,236

STOCKHOLDERS’ EQUITY
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued to date	—	—	—
Common stock, $1 par value; 30,000,000 shares authorized; 11,531,094, 11,482,965 and 9,022,098 shares issued and outstanding at September 30, 2018, June 30, 2018, and September 30, 2017, respectively	11,531	11,483	9,022
Additional paid-in capital	172,930	172,686	112,202
Retained earnings	24,246	21,090	16,821
Accumulated other comprehensive loss	(4,956)	(2,919)	(101)
TOTAL STOCKHOLDERS’ EQUITY	203,751	202,340	137,944
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,684,201	$1,659,658	$1,041,180

RELIANT BANCORP, INC. CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
INTEREST INCOME
Interest and fees on loans	$14,873	$14,066	$9,078	$42,497	$25,193
Interest and fees on loans held for sale	294	326	211	1,101	420
Interest on investment securities, taxable	414	453	179	1,374	514
Interest on investment securities, nontaxable	1,709	1,708	1,022	4,921	2,796
Federal funds sold and other	280	277	137	869	381

TOTAL INTEREST INCOME	17,570	16,830	10,627	50,762	29,304

INTEREST EXPENSE
Deposits
Demand	102	84	42	263	131
Savings and money market	657	574	207	1,709	557
Time	2,542	2,199	1,117	6,737	2,663
Federal Home Loan Bank advances and other	606	397	165	1,275	383
Subordinated debentures	197	172	—	526	—
TOTAL INTEREST EXPENSE	4,104	3,426	1,531	10,510	3,734

NET INTEREST INCOME	13,466	13,404	9,096	40,252	25,570

PROVISION FOR LOAN LOSSES	322	300	540	759	1,195
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,144	13,104	8,556	39,493	24,375
NONINTEREST INCOME
Service charges on deposit accounts	833	900	309	2,504	936
Gains on mortgage loans sold, net	1,399	957	1,571	4,061	2,751
Gain on securities transactions, net	18	25	—	43	59
Gain on sale of other real estate	150	20	1	259	26
Gain (loss) on disposal of premises and equipment	16	—	(50)	16	(50)
Other	361	352	256	1,139	735
TOTAL NONINTEREST INCOME	2,777	2,254	2,087	8,022	4,457
NONINTEREST EXPENSE
Salaries and employee benefits	6,913	6,613	4,880	20,480	13,634
Occupancy	1,234	1,210	850	3,673	2,482
Information technology	1,315	1,249	732	3,913	1,924
Advertising and public relations	183	141	81	413	204
Audit, legal and consulting	588	816	501	2,027	1,102
Federal deposit insurance	210	224	100	630	320
Merger expenses	82	2,483	562	2,742	562
Other operating	1,637	1,305	791	4,487	2,406
TOTAL NONINTEREST EXPENSE	12,162	14,041	8,497	38,365	22,634
INCOME BEFORE PROVISION FOR INCOME TAXES	3,759	1,317	2,146	9,150	6,198
INCOME TAX EXPENSE	519	115	306	1,431	1,005
CONSOLIDATED NET INCOME	3,240	1,202	1,840	7,719	5,193
NONCONTROLLING INTEREST IN NET LOSS OF SUBSIDIARY	842	937	6	2,243	898
NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$4,082	$2,139	$1,846	$9,962	$6,091
Basic net income attributable to common shareholders, per share	$0.36	$0.19	$0.23	$0.88	$0.77
Diluted net income attributable to common shareholders, per share	$0.36	$0.19	$0.22	$0.87	$0.76

RELIANT BANCORP, INC. SEGMENT FINANCIAL INFORMATION FOR THE PERIODS INDICATED (Dollar Amounts in Thousands) (Unaudited)

Retail Banking
	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net interest income	$13,295	$13,190	$8,924	$39,529	$25,224
Provision for loan losses	322	300	540	759	1,195
Noninterest income	1,379	1,299	516	3,966	1,704
Noninterest expense (excluding merger expenses)	9,614	9,389	6,186	28,454	18,019
Merger expense	82	2,483	562	2,742	562
Income before provision for income taxes	4,656	2,317	2,152	11,540	7,152
Income tax expense	574	178	306	1,578	1,061
Net income attributable to common shareholders	$4,082	$2,139	$1,846	$9,962	$6,091

Residential Mortgage Banking
	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net interest income	$171	$214	$172	$723	$346
Provision for loan losses	—	—	—	—	—
Noninterest income	1,398	955	1,571	4,056	2,753
Noninterest expense	2,466	2,169	1,749	7,169	4,053
Loss before provision for income taxes	(897)	(1,000)	(6)	(2,390)	(954)
Income tax benefit	(55)	(63)	—	(147)	(56)
Net loss	(842)	(937)	(6)	(2,243)	(898)
Noncontrolling interest in net loss of subsidiary	842	937	6	2,243	898
Net income attributable to common shareholders	$—	$—	$—	$—	$—

The above financial information is presented, net of intercompany eliminations.

RELIANT BANCORP, INC. SELECTED QUARTERLY FINANCIAL DATA AT OR FOR THE THREE MONTHS ENDED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	September 30, 2018	June 30, 2018	September 30, 2017
Per Common Share Data
Net income attributable to shareholders, per share
Basic	$0.36	$0.19	$0.23
Diluted	$0.36	$0.19	$0.22
Book value per common share	$17.67	$17.62	$15.29
Tangible book value per common share	$13.15	$13.06	$13.88
Basic weighted average common shares	11,406,753	11,396,829	8,174,973
Diluted weighted average common shares	11,498,179	11,495,233	8,280,858
Common shares outstanding at period end	11,531,094	11,482,965	9,022,098

Selected Balance Sheet Data
Tangible common equity (TCE) ratio	9.29%	9.33%	12.17%
Average loans	$1,144,307	$1,119,884	$727,453
Average earning assets (1)	1,504,424	1,492,007	955,724
Average total assets	1,644,396	1,629,714	1,010,536
Average stockholders' equity	203,901	202,305	119,427

Selected Asset Quality Measures
Nonaccrual loans	$4,235	$4,360	$4,950
90+ days past due still accruing	40	51	200
Total nonperforming loans	4,275	4,411	5,150
Total nonperforming assets (2)	5,275	6,471	5,150
Net charge offs (recoveries)	(207)	(139)	302
Nonperforming loans to total loans	0.36%	0.39%	0.69%
Nonperforming assets to total assets	0.31%	0.39%	0.49%
Nonperforming assets to total loans and other real estate	0.44%	0.57%	0.69%
Allowance for loan losses to total loans	0.90%	0.89%	1.28%
Allowance for loan losses to nonperforming loans	250.25%	230.54%	186.85%
Net charge offs (recoveries) to average loans (3)	(0.07)%	(0.05)%	0.17%

Capital Ratios (Bank Subsidiary Only)(5)
Tier 1 leverage	10.22%	9.98%	12.20%
Common equity tier 1	12.13%	12.14%	14.20%
Total risk-based capital	12.97%	12.93%	15.33%

Selected Performance Ratios (3) (4)
Return on average assets (ROA)	0.99%	0.53%	0.73%
Return on average stockholders' equity (ROE)	8.01%	4.23%	6.18%
Return on tangible common equity (ROTCE)	10.76%	5.71%	6.92%
Net interest margin	3.77%	3.74%	4.08%

(1) Average earning assets is the daily average of earning assets. Earning assets consists of loans, mortgage loans held for sale, federal funds sold, deposits with banks, investment securities and restricted equity securities.

(2) Nonperforming assets consist of nonperforming loans (excluding troubled debt restructurings) and other real estate.
(3) Data has been annualized.

(4) Return on average assets is defined as net income attributable to common shareholders divided by average total assets; return on average stockholders’ equity is defined as net income attributable to common shareholders divided by average stockholders’ equity; net interest margin is defined as net interest income calculated on a tax-equivalent basis divided by average earning assets.

(5) Current quarter capital ratios are estimated.

RELIANT BANCORP, INC. YIELD TABLES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands) (Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Three Months Ended September 30, 2018			Three Months Ended June 30, 2018			Three Months Ended September 30, 2017
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,144,307	5.01	$14,092	$1,119,884	4.81	$13,393	$727,453	4.78	$8,588
Loan fees	—	0.27	781	—	0.24	673	—	0.27	490
Loans with fees	1,144,307	5.28	14,873	1,119,884	5.05	14,066	727,453	5.05	9,078
Mortgage loans held for sale	22,464	5.19	294	24,611	5.31	326	18,333	4.57	211
Deposits with banks	24,570	1.53	95	36,550	1.21	110	14,451	0.88	32
Investment securities - taxable	70,389	2.33	414	67,647	2.69	453	30,212	2.35	179
Investment securities - tax-exempt	229,934	3.74	1,709	231,874	3.75	1,708	157,718	3.99	1,022
Federal funds sold and other	12,760	5.75	185	11,441	5.85	167	7,557	5.51	105
Total earning assets	1,504,424	4.85	17,570	1,492,007	4.66	16,830	955,724	4.72	10,627
Nonearning assets	139,972			137,707			54,812
Total assets	$1,644,396			$1,629,714			$1,010,536
Interest bearing liabilities
Interest bearing demand	$143,057	0.28	$102	$143,811	0.23	$84	$81,629	0.20	$42
Savings and money market	339,487	0.77	657	357,475	0.64	574	205,463	0.40	207
Time deposits - retail	527,930	1.60	2,128	517,209	1.43	1,848	329,203	1.02	845
Time deposits - wholesale	87,262	1.88	414	92,197	1.53	351	90,222	1.20	272
Total interest bearing deposits	1,097,736	1.19	3,301	1,110,692	1.03	2,857	706,517	0.77	1,366
Federal Home Loan Bank advances	102,731	2.34	606	79,520	2.00	397	46,910	1.40	165
Subordinated debt	11,577	6.75	197	11,556	5.97	172	—	—	—
Total borrowed funds	114,308	2.79	803	91,076	2.51	569	46,910	1.40	165
Total interest-bearing liabilities	1,212,044	1.34	4,104	1,201,768	1.14	3,426	753,427	0.81	1,531
Net interest rate spread (%) / Net interest income ($)		3.51	13,466		3.52	13,404		3.91	9,096
Non-interest bearing deposits	221,107	(0.20)		219,860	(0.17)		133,108	(0.12)
Other non-interest bearing liabilities	7,344			5,781			4,574
Stockholder's equity	203,901			202,305			119,427
Total liabilities and stockholders' equity	$1,644,396			$1,629,714			$1,010,536
Cost of funds		1.14			0.97			0.69
Net interest margin		3.77			3.74			4.08

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC. YIELD TABLES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands) (Unaudited)

The following table sets forth the amount of our average balances, interest income or interest expense for each category of interest-earning assets and interest-bearing liabilities and the average interest rate for interest-earning assets and interest-bearing liabilities, net interest spread and net interest margin for the periods indicated below:

	Nine Months Ended September 30, 2018			Nine Months Ended September 30, 2017
	Average Balances	Rates / Yields (%)	Interest Income / Expense	Average Balances	Rates / Yields (%)	Interest Income / Expense
Interest earning assets
Loans	$1,117,743	4.88	$40,360	$701,362	4.61	$23,652
Loan fees	—	0.26	2,137	—	0.29	1,541
Loans with fees	1,117,743	5.14	42,497	701,362	4.90	25,193
Mortgage loans held for sale	28,636	5.14	1,101	13,310	4.22	420
Deposits with banks	36,837	1.35	371	15,177	0.71	81
Investment securities - taxable	70,276	2.61	1,374	32,355	2.12	514
Investment securities - tax-exempt	226,601	3.69	4,921	145,412	4.01	2,796
Federal funds sold and other	11,389	5.85	498	7,787	5.15	300
Total earning assets	1,491,482	4.71	50,762	915,403	4.58	29,304
Nonearning assets	137,606			54,240
Total assets	$1,629,088			$969,643
Interest bearing liabilities
Interest bearing demand	$147,022	0.24	$263	$84,307	0.21	$131
Savings and money market	347,184	0.66	1,709	200,304	0.37	557
Time deposits - retail	520,717	1.45	5,640	308,911	0.86	1,994
Time deposits - wholesale	91,466	1.60	1,097	87,105	1.03	669
Total interest bearing deposits	1,106,389	1.05	8,709	680,627	0.66	3,351
Federal Home Loan Bank advances and other	84,176	2.03	1,275	41,132	1.24	383
Subordinated debt	11,556	6.09	526	—	—	—
Total borrowed funds	95,732	2.52	1,801	41,132	1.24	383
Total interest-bearing liabilities	1,202,121	1.17	10,510	721,759	0.69	3,734
Net interest rate spread (%) / Net interest income ($)		3.54	40,252		3.89	25,570
Non-interest bearing deposits	217,957	(0.18)		132,406	(0.11)
Other non-interest bearing liabilities	6,464			3,548
Stockholder's equity	202,546			111,930
Total liabilities and stockholders' equity	$1,629,088			$969,643
Cost of funds		0.99			0.58
Net interest margin		3.76			4.04

Yield Table Assumptions - Average loan balances are inclusive of nonperforming loans. Yields computed on tax-exempt instruments are on a tax equivalent basis. Net interest spread is calculated as the yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. Net interest margin is the result of net interest income calculated on a tax-equivalent basis divided by average interest earning assets for the period. Changes in net interest income are attributed to either changes in average balances (volume change) or changes in average rates (rate change) for earning assets and sources of funds on which interest is received or paid. Volume change is calculated as change in volume times the previous rate while rate change is change in rate times the previous volume. Changes not due solely to volume or rate changes are allocated to volume change and rate change in proportion to the relationship of the absolute dollar amounts of the change in each category.

RELIANT BANCORP, INC. NON-GAAP FINANCIAL MEASURES FOR THE PERIODS INDICATED (Dollar Amounts in Thousands, Except Per Share Amounts) (Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
NON-GAAP FINANCIAL MEASURES
Adjusted net interest margin (1)
Net interest income	$13,466	$13,404	$9,096	$40,252	$25,570
Purchase accounting adjustments	(364)	(326)	(475)	(1,199)	(718)
Adjusted net interest income	$13,102	$13,078	$8,621	$39,053	$24,852
Adjusted net interest margin	3.67%	3.65%	3.88%	3.65%	3.94%

Adjusted net income attributable to common shareholders and Related Impact on ROA, ROE, and Earnings per Diluted Share (1)
Net income attributable to common shareholders	$4,082	$2,139	$1,846	$9,962	$6,091

Purchase accounting adjustments	(73)	(73)	(385)	(439)	(439)
Merger expenses	82	2,483	562	2,742	562
Pre-tax adjustments to net income	9	2,410	177	2,303	123
Tax effect of adjustments to net income	(13)	632	(45)	567	(66)
After tax adjustments to net income	$22	$1,778	$222	$1,736	$189
Adjusted net income attributable to common shareholders	$4,104	$3,917	$2,068	$11,698	$6,280
Adjusted return on average assets	1.00%	0.96%	0.82%	0.96%	0.86%
Adjusted return on average stockholders' equity	8.05%	7.74%	6.93%	7.70%	7.48%
Adjusted return on tangible common equity	10.81%	10.45%	7.75%	10.37%	8.44%
Adjusted net income attributable to common
shareholders, per diluted share	$0.36	$0.34	$0.25	$1.02	$0.80

Efficiency ratio (subsidiary bank only excluding mortgage segment)(1)
Non-interest expense	$9,174	$8,867	$5,747	$27,021	$16,914
Net interest income	13,492	13,362	8,924	40,055	25,225
Tax equivalent adjustment for tax exempt
interest income	812	490	566	1,747	1,570
Non-interest income	1,379	1,299	516	3,966	1,704
Less gain on sale of other real estate	(150)	(20)	(1)	(259)	(26)
Less gain on sale of securities	(18)	(25)	—	(43)	(59)
Add loss (less gain) on disposal of premises and equipment	(16)	—	50	(16)	50
Adjusted operating income	$15,499	$15,106	$10,055	$45,450	$28,464

Efficiency Ratio	59.19%	58.70%	57.16%	59.45%	59.42%

(1) Not a recognized measure under generally accepted accounting principles (GAAP).

CONTACT:
Reliant Bancorp, Inc.
DeVan Ard, 615-221-2020
Chairman, President and Chief Executive Officer